CERTIFICATE OF AMENDMENT OF
                 CERTIFICATE OF INCORPORATION OF
                  EMISSION CONTROLS CORPORATION

     EMISSION CONTROLS CORPORATION, a corporation organized and existing under and by virtue of General Corporation laws of the State of Delaware: DOES HEREBY CERTIFY:

     FIRST:    That the Board of Directors of EMISSION CONTROLS
CORPORATION, has adopted resolutions by unanimous consent setting forth a proposed amendment to the Company's Certificate of Incorporation, which resolutions provide for a 4-1 forward stock split of all of the Company's authorized and issued shares of its Class A Common Stock, deleting the existing Article IV and substituting a new Article IV in lieu thereof, declaring said amendment to be advisable and directing that the amendment be submitted to the holders of at least a majority of the outstanding stock of the Company for their consent as permitted by Section 228 of the General Corporation Laws of the State of Delaware.

     SECOND:   That the following resolutions providing for the
forward 4-1 stock split and recapitalization of the Company's authorized shares were adopted.

          RESOLVED, that the Board of Directors of the Corporation deems it desirable and in the best interest of the Corporation to effectuate a 4-1 stock split for all authorized and outstanding shares of the Class A Common Stock of the Company by issuing new certificates reflecting the 4-1 Class A Common Stock split with the attendant decrease in par value per share. No fractional shares shall be issued, but uneven numbers of shares resulting shall be rounded up to the next nearest number of shares. The record of date of the forward split shall be December 6, 2002 and the effective date of the forward split shall be December 13, 2002.

          FURTHER RESOLVED, that the Board of Directors is hereby authorized to amend the Company's Certificate of Incorporation to give effect to the above 4-1 stock split and to recapitalize the Company by substituting a new Article Fourth, declaring said amendment to be advisable and substantially in the following format:

                    ARTICLE IV - Capital Stock

          This Corporation shall be authorized to issue two classes of capital stock to be designated respectively Class A Common Stock ("Class A Common Stock") and Class B Common Stock ("Class B Common Stock"). The total number of shares of Class A Common Stock the Corporation shall have authority to issue is 200,000,000, $.00075 par value and the total number of shares of Class B Common Stock the Corporation shall have the authority to issue is 10,000,000, $.0005 par value per share.


          The holders of Class A Common Stock shall be entitled to one (1) vote for each share held, at all meetings of the Stockholders of the Corporation. The holders of the Class B Common Stock shall be entitled to ten (10) votes for each share held at all meetings or actions by written consent of the Shareholders of the Corporation. The share of Class B Common Stock shall not be convertible into Class A Common Stock. The Class A Common Stock and Class B Common Stock shall vote on all matters as one class.

     THIRD:    That said amendments were duly adopted in
accordance with the provisions of Section 155, 228 and 242 of the General Corporation Laws of the State of Delaware.

     FOURTH:   That the capital of the Company will not be
reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, the undersigned has hereunto subscribed
his name this           day of
, 2002.

                              EMISSION CONTROLS CORPORATION



                              By:

                                   Syd Cooke, President

STATE OF                           )
                    )
COUNTY OF                          )

     Before me, the undersigned authority, personally appeared Syd Cooke, President of Emission Controls Corporation, who is to me well known to be the person described in and who subscribed the above certificate, and he did freely and voluntarily acknowledge before me according to law that he made and subscribed the same for the uses and purposed therein mentioned and set forth.

My Commission Expires:


                                   Notary-Signature


County of Residence:


                                   Notary-Printed